Exhibit 99.1

AITX's RAD Inks Continued Expansion Orders from Global Logistics Leader

Follow On Orders and Upcoming ROAMEO Deployment Signal Continued Expansion
Across Enterprise Logistics Operations

Detroit, Michigan, March 25, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that an existing global logistics client has continued to expand its use of RAD's autonomous security solutions through a series of recent orders. These orders build upon prior deployments previously announced and reflect the client's ongoing standardization on RAD's AI-driven security platform. Several of the newly ordered systems are pending deployment, while a previously announced ROAMEO™ autonomous mobile security unit is scheduled to be placed into service at one of the client's locations next week.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
Proven. Expanding. Scaling.

Artist’s depiction of RAD autonomous security solutions, including ROAMEO™ and RIO™, operating within a large scale logistics facility environment.

Since the Company's last update on this client's activity in November, the customer has placed eight additional orders spanning several months, including multiple TOM units, RIO™ configurations, and AVA™ access control devices. In total, these follow on orders represent 18 additional devices added to the client's growing deployment. This steady cadence of orders reflects a measured expansion approach, with new systems being added as performance is validated and operational needs evolve across the client's logistics footprint. Some of these orders have been previously announced, with this update reflecting a consolidated view of the client's continued expansion since November, along with additional new order activity and the upcoming deployment of its ROAMEO unit.

"This client has been a standout partner for many years," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Their decision to expand across our full solution set is a meaningful milestone. They understand the strength of RADTown and how it lifts both security and daily operations. Their continued commitment shows real confidence in our direction and in the results we are delivering."

"This client continues to set the pace for what thoughtful, enterprise level adoption of autonomous security looks like," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "We value the trust they've placed in us and the way they continue to expand based on real world results. It's not about a single order, it's about consistent performance across sites, and that's exactly what is driving this ongoing growth in our relationship."

The client, a global leader in logistics and supply chain services, has steadily expanded its use of RAD solutions over time as part of a broader initiative to modernize security operations and reduce reliance on traditional guarding models. By integrating RAD's autonomous devices and SARA™ (Speaking Autonomous Responsive Agent) across multiple locations, the client is establishing a more consistent and scalable approach to security and operational oversight. This expansion pattern, where initial deployments are followed by incremental growth, continues to reflect a land and expand strategy that has become common among RAD's enterprise customers.

RAD invites security professionals along with current and prospective channel partners to visit Booth 21117 at ISC West 2026 during the opening of the exhibits to experience its full portfolio of solutions in action. Attendees can see live demonstrations, engage directly with RAD leadership and product experts, and explore how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/